Exhibit 3.19
TEMPORARY MOBILE STORAGE, INC.
A CALIFORNIA CORPORATION
BYLAWS
ARTICLE I — OFFICES
Section 1.1. Principal Executive Office.
     The Board of Directors shall fix the location of the principal executive office of the Corporation at any place within or outside the State of California. If the principal executive office is located outside California and the Corporation has one or more business offices in California, then the Board of Directors shall fix and designate a principal business office in California.
Section 1.2. Other Offices.
     The Corporation may also have from time to time branch or substitute offices at such other places as the Board may deem appropriate.
ARTICLE II — SHAREHOLDERS’ MEETINGS
Section 2.1. Place.
     Meetings of the shareholders shall be at such place within or without the State of California as the Board shall designate by resolution. In the absence of such designation, shareholders’ meetings shall be held at the principal executive office of the Corporation.
     Unless prohibited by the bylaws of the Corporation, if authorized by the board of directors in its sole discretion, and subject to the requirement of consent in clause (b) of Section 20 of the California General Corporation Law, and those guidelines and procedures as the board of directors may adopt, shareholders not physically present in person or by proxy at a meeting of shareholders may, by electronic transmission by and to the Corporation (Sections 20 and 21 of the California General Corporation Law) or by electronic video screen communication, participate in a meeting of shareholders, be deemed present in person or by proxy, and vote at a meeting of shareholders whether that meeting is to be held at a designated place or in whole or in part by means of electronic transmission by and to the Corporation or by electronic video screen communication, in accordance with subdivision (e).
Section 2.2. Annual Meetings.
     The annual meeting of shareholders of the Corporation for the election of directors and any other proper business shall be held each year at any place within or outside the State of California, on the first Monday in April or, if the first Monday in April is a holiday, on the next succeeding Monday/business day which is not a holiday or at such other date and time as may be designated by the Board. If there is a failure to hold the annual meeting for a period of sixty (60) days after the date designated therefor or, if no date has been designated for a period of fifteen (15) months after the organization of the Corporation or after its last annual meeting, the Superior Court of the proper county may summarily order a meeting to be held upon the application of any shareholder after notice to the Corporation giving it an opportunity to be heard. The shares represented at such meeting, either in person or by proxy, and entitled to vote thereat shall constitute a quorum for the purpose of such meeting, notwithstanding any provision of the Articles of Incorporation or these Bylaws or in the California General Corporation Law to the contrary. The court may issue such orders as may be appropriate, including, without limitation, orders designating the time and place of such meeting, the record date for determination of shareholders entitled to vote and the form of notice of such meeting. At such meeting, directors shall be elected, reports of the affairs of the Corporation shall be considered, and any other business appropriate for shareholder action may be transacted.
Section 2.3. Special Meetings.
     A special meeting of the shareholders may be called for any lawful purpose by the Board, the Chairman of the Board, the President, or holders of shares entitled to cast not less than ten percent (10%) of the total shareholder votes.
     A meeting of the shareholders may be conducted, in whole or in part, by electronic transmission by and to the Corporation or by electronic video screen communication (1) if the Corporation implements reasonable measures to provide shareholders (in person or by proxy) a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting concurrently with those proceedings, and (2) if any shareholder votes or takes other action at the meeting by means of electronic transmission to the Corporation or electronic video screen communication, a record of that vote or action is maintained by the Corporation. Any request by a Corporation to a shareholder pursuant to clause (b) of Section 20 of the California General Corporation Law for consent to conduct a meeting of shareholders by electronic transmission by and to the Corporation, shall include a notice that absent consent of the shareholder pursuant to clause (b) of Section 20 of the California General Corporation Law, the meeting shall be held at a physical location in accordance with subdivision (a).
     If a special meeting is called by any person or persons other than the Board, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, any Vice President, or the Secretary of the Corporation. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Section 2.4 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice or the Superior Court of the proper county shall summarily order the giving of the notice, after notice to the Corporation giving it an opportunity to be heard. The procedure provided in Section 305(c) of the California General Corporation Law shall apply to such application. The court may issue such orders as may be appropriate, including, without limitation, orders designating the time and place of the meeting, the record date for determination of shareholders entitled to vote and the form of notice. Nothing contained in this paragraph shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board may be held.
Section 2.4. Notice.
     (a) Written notice of each annual or special meeting of shareholders shall be given to each shareholder entitled to vote at the meeting. Such notice shall be given either personally, or by electronic transmission by the Corporation, or by first-class mail, or, if the Corporation has five hundred (500) or more shareholders (determined as provided in Section 605 of the California General Corporation Law) on the record date of the shareholders’ meeting, notice may also be sent third-class mail, or other means of written communication, addressed (with charges prepaid) to the shareholder at the address of such shareholder appearing on the books of the Corporation or given by such shareholder to the Corporation for the purpose of notice. If no such address appears or is given, such notice may be delivered to the principal executive office of the Corporation, or such notice may be given by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.
     If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future mailing of these notices shall be available to the shareholder on written demand of the shareholder at the principal executive office of the Corporation for a period of one (1) year from the date of the giving of the notice.
     Notice given by electronic transmission by the Corporation under this subdivision shall be valid only if it complies with Section 20 of the California General Corporation Law. Notwithstanding the foregoing, notice shall not be given by electronic transmissions by the Corporation under this subdivision after either of the following:
(1)	The Corporation is unable to deliver two consecutive notices to the shareholder by that means.
(2)	The inability to so deliver the notices to the shareholder becomes known to the secretary, any assistant secretary, the transfer agent, or other person responsible for the giving of the notice.
     An affidavit of the mailing or other means of giving any notice of any shareholders’ meeting may be executed by the Secretary, Assistant Secretary, or any transfer agent of the Corporation giving the notice, and filed and maintained in the minute book of the Corporation.
     (b) Notice of a shareholders’ meeting shall be given not less than ten (10) days (or, if sent by third-class mail, thirty (30) days) nor more than sixty (60) days before the date of the meeting. Such notice shall state the place, date and hour of the meeting, the means of electronic transmission by and to the Corporation (Sections 20 and 21 of the California General Corporation Law) or electronic video screen communication, if any, by which shareholders may participate in that meeting, and shall also state (i) in the case of a special meeting, the general nature of the business to be transacted and that no other business may be transacted, (ii) in the case of an annual meeting, those matters which the Board intends at the time of the mailing of the notice to present for shareholder action and that any other proper matter may be presented for shareholder action at the meeting, and (iii) in the case of any meeting at which directors are to be elected, the names of the nominees which the Board intends at the time of the mailing of the notice to present for election.
     If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the California General Corporation Law, (ii) an amendment of the Articles of Incorporation, pursuant to Section 902 of that Code, (iii) a reorganization of the Corporation, pursuant to Section 1201 of that Code, (iv) a voluntary dissolution of the Corporation, pursuant to Section 1900 of that Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Code, any shareholder approval at the meeting, other than unanimous approval by those entitled to vote, shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting or in any written waiver of notice.
Section 2.5. Waiver of Notice.
     Transactions at a meeting of shareholders, however called and noticed and wherever held, shall be valid as though transacted at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be in the notice of the meeting but not so included, if that objection is expressly made at the meeting. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, provided, however, that if such action is taken or proposed to be taken for approval of any matters specified in the second paragraph of Section 2.4(b) of this Article II, the waiver of notice or consent shall state the general nature of the proposal.
Section 2.6. Quorum and Required Vote.

     (a) At a meeting of shareholders, the presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business, but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting or, except in the case of a close corporation, of more than a majority of the shares entitled to vote at the meeting. Except as provided in paragraph (b) of this Section 2.6, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the California General Corporation Law or the Articles of Incorporation.
     (b) The shareholders present at a duly held meeting at which a quorum is initially present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, so long as any action taken is approved by at least a majority of the shares required to constitute a quorum.
     (c) Except as provided in this Section 2.6, no business other than adjournment may be transacted in the absence of a quorum.
Section 2.7. Adjourned Meetings and Notice.
     (a) Any meeting of shareholders, whether or not a quorum is present, may be adjourned from time to time by the affirmative vote of a majority of the shares represented either in person or by proxy.
     (b) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if (i) the time and place thereof (or the means of electronic transmission by and to the Corporation or electronic video screen communication, if any, by which the shareholders may participate) are announced at the meeting at which the adjournment is taken, (ii) the adjourned meeting does not take place more than forty-five (45) days after the original meeting, and (iii) no new record date is fixed for the adjourned meeting. At the adjourned meeting, the shareholders may transact any business which they could have transacted at the original meeting. If notice of the adjourned meeting is required, it shall be given in accordance with Section 2.4 hereof.
Section 2.8. Voting and Proxies.
     (a) Except as provided in Section 2.11 hereof (with respect to cumulative voting for directors), and subject to the provisions of Chapter 7 of the California General Corporation Law and the provisions of the Articles of Incorporation, each outstanding share with voting rights entitles the holder thereof to one vote on each matter submitted to a vote of the shareholders.
     (b) Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the shareholder or the shareholder’s attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 705(e) and 705(f) of the California General Corporation Law.
     (c) The voting at a meeting of shareholders need not be by ballot; but a shareholder entitled to vote on a matter placed before the shareholders may, before the voting begins, demand that the voting be conducted by ballot. In such event, each ballot shall indicate or incorporate by reference the name or names of the shareholders whose shares are being voted and the number of votes of each shareholder being cast by such ballot. If a ballot be cast by a proxy, it shall also state the name of such proxy.
Section 2.9. Inspectors of Election.
     (a) In advance of a meeting of shareholders, the Board may appoint inspectors of election to act at the meeting or its adjournment. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the Chairman of the meeting may, and on request of a shareholder shall, appoint inspectors of election (or persons to replace those who so fail or refuse) for the meeting. The number of inspectors shall be either one (1) or three (3). If appointments are to be made at a meeting on the request of a shareholder, the majority of shareholder votes represented in person or by proxy shall determine whether the number of inspectors shall be one or three.
     (b) Such inspectors of election shall (i) determine the number of shares outstanding, the number of shares represented at the meeting, the voting power of each share, the existence of a quorum, and the authenticity, validity and effect of proxies; (ii) receive votes, ballots, or consents; (iii) hear and determine all challenges and questions arising in connection with the right to vote; (iv) count and tabulate all votes or consents; (v) determine when the polls shall close; (vi) determine the result; (vii) do such other acts as may be proper in order to conduct the election with fairness to all shareholders; and (viii) perform such other duties as may be prescribed by law. If there are three inspectors of election, the decision of a majority shall be effective in all respects as the decision of all.
Section 2.10. Shareholders’ Action Without a Meeting.

     (a) Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if written consents, setting forth the action so taken, are signed by shareholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Notwithstanding the foregoing, directors may be elected without a meeting only by unanimous written consent of all shareholders entitled to vote for the election of directors, provided, however, that a director may be elected at any time to fill a vacancy on the Board that has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.
     (b) Unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval without a meeting by less than unanimous written consent shall be given as required by Section 603(b) of the California General Corporation Law.
     (c) Any written consent may be revoked by written notice of revocation received by the Secretary of the Corporation prior to the time that written consents for the number of shares required to authorize the proposed action have been filed with the Secretary. Such revocation is effective upon its receipt by the Secretary of the Corporation.
Section 2.11. Cumulative Voting for Directors.
     Every shareholder entitled to vote at any election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder is otherwise entitled, or he may distribute his votes on the same principle among as many candidates as he may think fit. However, no shareholder shall be entitled to cumulate votes for any candidate unless the name of such candidate has been placed in nomination prior to the voting, and unless the shareholder shall have given notice, at the meeting prior to the voting, of his intention to cumulate his votes. If any shareholder gives such notice, all shareholders may cumulate their votes for candidates in nomination. The candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected; votes against the director and votes withheld shall have no legal effect.
ARTICLE III — DIRECTORS
Section 3.1. Powers and Duties.

     The business and affairs of the Corporation shall be managed and all corporate powers shall be exercised, by or under the direction of the Board, subject to any limitations contained in these Bylaws, the Articles of Incorporation or the California General Corporation Law. The Board may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person, provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. Without limiting the generality of the foregoing, it is expressly declared that the Board shall have the following powers:
     (1) To conduct, manage and control the affairs and business of the Corporation and to make such rules and regulations therefor, not inconsistent with law, the Articles of Incorporation or these Bylaws, as the Board may deem advisable.
     (2) To select or remove all officers, agents and employees of the Corporation, to prescribe powers and duties for them, and to fix their compensation.
     (3) To adopt, make use of or alter the corporate seal and the forms of certificates of stock.
     (4) To authorize the issuance of shares of stock from time to time, upon such terms and for such consideration as may be lawful.
     (5) To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed therefor, in the corporate name, evidences of indebtedness and securities of such indebtedness.
          Each director shall exercise such powers and otherwise perform such duties in good faith, in the manner such director believes to be in the best interests of the Corporation and its shareholders, and with such care including reasonable inquiry, using ordinary prudence, as a person in a like position would use under similar circumstances.
          In performing the duties of a director, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in which case prepared or presented by:
          (a) One or more officers or employees of the Corporation whom the director believes to be reliable and competent in the matters presented,
          (b) Counsel, independent accountants or other persons as to matters which the director believes to be within such person’s professional or expert competence, or
          (c) A Committee of the Board upon which the director does not serve, as to matters within its designated authority, which committee the director believes to merit confidence, so long as in any such case, the director acts in good faith, after reasonable inquiry when the need therefor is indicated by the circumstances and without knowledge that would cause such reliance to be unwarranted.
Section 3.2. Number and Qualification of Directors.
     The authorized number of directors shall be five (5) until changed by a duly adopted amendment to the Articles of Incorporation or by an amendment to these Bylaws adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the fixed number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote.
Section 3.3. Election and Term of Office.
     The directors shall be elected at each annual meeting of shareholders, but directors may also be elected at a special meeting of shareholders held for that purpose.
     Each director shall hold office until the next annual meeting and until a successor has been elected and qualified, or until his death, resignation or removal.
Section 3.4. Resignation, Removal and Vacancies.
     (a) A director may resign by giving written notice to the Board, the Chairman of the Board, the President or the Secretary. Such resignation shall take effect upon receipt of such notice or at a later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the resignation of a director is effective at a future time, the Board may elect a successor to take office when the resignation becomes effective.
     (b) The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.
     (c) Directors may be removed pursuant to Sections 303 and 304 of the California General Corporation Law.
     (d) Vacancies in the Board shall be deemed to exist (i) in case of the death, resignation or removal of any director, (ii) if the authorized number of directors is increased, or (iii) if the shareholders fail, at a meeting of shareholders at which directors are elected, to elect the full authorized number of directors to be elected at that meeting.
     (e) Vacancies other than those created by removal in the Board may be filled by approval of the Board or, if the number of directors then in office is less than a quorum, by (1) the unanimous written consent of the directors then in office, (2) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with Sections 3.5, 3.6, 3.7, 3.8, 3.9, 3.10 and 3.11 of these Bylaws or (3) a sole remaining director.

     (f) Vacancies created by removal may be filled only by approval of the shareholders, except that a vacancy created by the Board declaring the office of a director vacant pursuant to paragraph (b) of this Section 3.4 may be filled by the Board.
     (g) Shareholders may elect a director at any time to fill any vacancy not filled by the Board. Any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.
     (h) No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director’s term of office.
Section 3.5. Place of Meeting.
     The Board may designate a place within or without the State of California where a regular or special meeting of the Board shall be held. In the absence of such designation, regular meetings shall be held at the principal executive office of the Corporation.
Section 3.6. Meetings by Conference Telephone, etc.
     Members of the Board may participate in a meeting through use of conference telephone, electronic video screen communication, or electronic transmission by and to the Corporation (Sections 20 and 21 of the California General Corporation Law). Participation in such a meeting shall constitute presence at that meeting if all of the following apply:
(a)	Each member participating in the meeting can communicate with all of the other members concurrently.
(b)	Each member is provided the means of participating in all matters before the Board, including the capacity to propose, or to interpose an objection, to a specific action to be taken by the Corporation.
(c)	The Corporation adopts and implements some means of verifying both of the following:
          (i) A person communicating by telephone, electronic video screen, or electronic transmission by and to the Corporation (Sections 20 and 21 of the California General Corporation Law) is a director entitled to participate in the board meeting.
          (ii) All statements, questions, actions, or votes were made by that director and not by another person not permitted to participate as a director.
Section 3.7. Regular Meetings.

     Regular meetings of the Board shall be held at any place within or outside the State of California and at such times as shall from time to time be determined by resolution of the Board. No call or notice of any regular meeting of the Board shall be necessary.
Section 3.8. Special Meetings and Notice.
     A special meeting of the Board for any purpose may be called by the Chairman of the Board or the President or any Vice President or the Secretary or any two (2) directors. Notice of each special meeting shall be given to each director, but such notice need not specify the purpose of the meeting. Such notice shall be given four (4) days prior to the meeting if given by mail, or forty-eight (48) hours’ notice prior to the meeting if delivered personally or by telephone, including a voice messaging system or by electronic transmission by the Corporation. Such notice shall be addressed or delivered to each director at such director’s address as shown upon the records of the Corporation or as may have been given to the Corporation by the director for the purposes of notice. If such address is not shown on the corporate records or is not readily ascertainable, notice may be delivered to the place at which meetings of the Board are regularly held.
Section 3.9. Waiver of Notice.
     Transactions at any meeting of the Board, however called and noticed and wherever held, shall be valid as though transacted at a meeting duly held, after regular call and notice, if (i) a quorum is present, (ii) no director present protests lack of notice prior to or at the commencement of the meeting, and (iii) each director not present at the meeting signs (either before or after the meeting) a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof in writing. These waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
Section 3.10. Quorum.
     At any meeting of the Board, the presence of a majority of the authorized number of directors shall constitute the presence of a quorum. An act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number is required by law or the Articles of Incorporation. Directors present at a duly held meeting at which a quorum is present initially may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum, so long as any action taken is approved by enough directors to constitute a majority of the required quorum for that meeting. Except as provided in this Section 3.10, no business other than adjournment may be transacted in the absence of a quorum.

Section 3.11. Adjournment and Notice.
     Any meeting of the Board, whether or not a quorum is present, may be adjourned by a majority vote of the directors present. If the meeting is adjourned for more than twenty-four (24) hours, notice of an adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.
Section 3.12. Action Without Meeting.
     An action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent in writing to that action. The written consent or consents shall be filed with the minutes of the proceedings of the Board. The action by written consent shall have the same force and effect as a unanimous vote of the directors at a duly held meeting of the Board.
Section 3.13. Compensation.
     Directors and members of committees may be paid such compensation for their services as may be determined by resolution of the Board. This section shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.
Section 3.14. Committees.
     (a) The Board may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board, except with respect to:
     (1) the approval of any action which, under the California General Corporation Law, also requires shareholders’ approval or approval of the outstanding shares;
     (2) the filling of vacancies on the Board or in any committee;
     (3) the fixing of compensation of the directors for serving on the Board or on any committee;
     (4) the amendment or repeal of Bylaws or the adoption of new bylaws;
     (5) the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

     (6) a distribution to the shareholders of the Corporation, except at a rate or in a periodic amount or within a price range determined by the Board; or
     (7) the appointment of any other committees of the Board or the members of these committees.
     (b) Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section 3.5 (place of meeting), Section 3.6 (meetings by conference telephone, etc.), Section 3.7 (regular meetings), Section 3.8 (special meetings and notice), Section 3.9 (waiver of notice), Section 3.10 (quorum), Section 3.11 (adjournment and notice), and Section 3.12 (action without meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee; special meetings of committees may also be called by resolution of the Board; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may also adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.
Section 3.15. Right of Inspection.
     Each director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the Corporation and its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and make extracts.
ARTICLE IV — OFFICERS
Section 4.1. Officers.
     The Corporation shall have (i) a Chairman of the Board or a President (or both), (ii) a Secretary, and (iii) a Chief Financial Officer. The Corporation may also have, at the discretion of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board may deem appropriate. Any number of offices may be held by the same person.
Section 4.2. Additional Officers.
     Officers other than the Chairman of the Board, the President, the Secretary and the Chief Financial Officer are herein referred to as Additional Officers. The Board may elect, and may empower the President to appoint, such Additional Officers as the Board may deem appropriate. Each Additional Officer shall hold office for such period, shall have such authority, and shall perform such duties, as are provided in these Bylaws or as the Board may designate.

Section 4.3. Election and Term of Office.
     Except as otherwise herein provided, the officers of the Corporation shall be elected by the Board at its regular organizational meeting or at a subsequent meeting. Each officer shall hold office at the pleasure of the Board, or until his death, resignation or removal.
Section 4.4. Resignation and Removal.
     (a) An officer may resign at any time by giving written notice to the Corporation. Such resignation shall be without prejudice to any rights the Corporation may have under any contract to which the officer is a party. Such resignation shall take effect upon the receipt of such notice or at a later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     (b) Any officer may be removed at any time, with or without cause or notice, by the Board. Officers may be employed for a specified term under a contract of employment if authorized by the Board; such officers may be removed from office at any time under this Section, and shall have no claim against the Corporation or individual officers or Board members because of the removal except any right to monetary compensation to which the officer may be entitled under the contract of employment.
Section 4.5. Vacancies.
     A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Bylaws for election or appointment to such office.
Section 4.6. Chairman of the Board.
     The Chairman of the Board, if there be such an officer, shall preside at all meetings of the Board at which he is present and shall exercise and perform such other powers and duties as may be prescribed by the Board or Bylaws.
Section 4.7. Powers and Duties of the Chief Executive Officer.
     The Chief Executive Officer of the Corporation shall have and be vested with general supervisory power and authority over the business and affairs of the Corporation. He shall see that all orders and resolutions of the Board are carried into effect. He shall sign or countersign or authorize another officer of the Corporation to sign all certificates, contracts, and other instruments of the Corporation as authorized by the Board, shall make reports to the Board and shareholders and shall perform all such other duties as may be directed by the Board or the Bylaws. He shall vote, in the name of the Corporation, stock in other corporations or interest in other associations held by the Corporation. unless another officer is designated by the Board. The Chief Executive Officer shall be either the Chairman of the Board or the President, as designated by the Board. If the Board fails to make such designation, the Chairman of the Board shall be the Chief Executive Officer.
Section 4.8. President.
     The President shall have and be vested with general supervisory power and authority over the business and affairs of the Corporation and shall perform all such duties as may be directed by the Board or these Bylaws. If the President is not the Chief Executive Officer, the President shall also have and exercise all of the duties, power and authority prescribed for the Chief Executive Officer except with respect to such specific authority as the Chief Executive Officer may from time to time reserve unto himself.
Section 4.9. Vice Presidents.
     Vice Presidents shall have such powers and duties as may be prescribed by the Board or the President. A Vice President designated by the Board shall, in the absence or disability of the President, perform all the duties of the President; and when so acting such Vice President shall have all the powers of the President.
Section 4.10. Chief Financial Officer.
     The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.
     The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board. He shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board or the Bylaws.
     Unless the Board has elected a separate Treasurer, the Chief Financial Officer shall be deemed the Treasurer for purposes of giving any reports or executing any certificates or other documents.
     If there be an Assistant Treasurer, the Assistant Treasurer shall, in the event of absence, disability or refusal to act of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer, and shall have such powers and discharge such duties as may be assigned from to time by the President or by the Board.
Section 4.11. Secretary.

     (a) The Secretary shall keep or cause to be kept full and accurate records of all meetings of shareholders and all meetings of directors. Such records shall include books of minutes of all meetings of shareholders, meetings of the Board, and meetings of committees. The information in such books of minutes shall include the names of those present at Board and committee meetings and the number of shares represented at shareholders’ meetings.
     (b) The Secretary shall give or cause to be given notice of all meetings of shareholders, of the Board, and of any committees, whenever such notice is required by law or these Bylaws.
     (c) The Secretary shall keep or cause to be kept at the principal executive office, or at the office of the Corporation’s transfer agent or registrar if either be appointed, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for such shares, and the number and date of cancellation of every certificate surrendered for cancellation.
     (d) The Secretary shall keep or cause to be kept a copy of the Bylaws of the Corporation at the principal executive office in accordance with Section 213 of the California General Corporation Law.
     (e) The Secretary shall keep the corporate seal in safe custody.
     (f) The Secretary shall have all the powers and duties ordinarily incident to the office of a secretary of a corporation and such other duties as may be prescribed by the Board.
     (g) If there be any Assistant Secretaries, one or more Assistant Secretaries, in order of seniority, shall, in the event of the absence, disability or refusal to act of the Secretary, perform the duties and exercise the powers of the Secretary, and shall have such powers and discharge such duties as may be assigned from time to time by the President or by the Board.
Section 4.12. Compensation.
     The Board may fix, or may appoint a committee to fix, the compensation of all officers and employees of the Corporation. The Board may authorize any officer upon whom the power of appointing subordinate officers may have been conferred to fix the compensation of such subordinate officers.
ARTICLE V — DIVIDENDS AND FINANCE
Section 5.1. Declaration of Dividends.
     Dividends may be declared by the Board and paid out of such surplus as may be permitted by Chapter 5 of the California General Corporation Law.

Section 5.2. Reserve Fund.
     Before making any distribution of profits there may be set aside out of the net profits of the Corporation, such sum or sums as the directors from time to time, in their absolute discretion, may deem expedient, as a reserve fund to meet contingencies, or for equalizing dividends, or for maintaining any property of the Corporation, or for any other purpose, and any profits of any year not distributed as dividends shall be deemed to have been thus set apart until otherwise disposed of by the Board.
Section 5.3. Deposits and Withdrawals.
     The monies of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust company or trust companies as the Board shall designate, and shall be drawn out only by check signed by the persons designated by resolutions of the Board.
Section 5.4. Fiscal Year.
     The fiscal year of the Corporation shall begin on the 1st day of January and end on the 31st day of December in each year unless otherwise provided by the Board.
ARTICLE VI — INDEMNIFICATION OF DIRECTORS,
OFFICERS, EMPLOYEES, AND OTHER AGENTS
Section 6.1. Agents, Proceedings, and Expenses.
     For the purposes of this Article, “agent” means any person who is or was a director, officer, employee, or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation; “proceeding” means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative; and “expenses” includes, without limitation, attorneys’ fees and any expenses of establishing a right to indemnification under Section 6.4 or subdivision (d) of Section 6.5 hereof.
Section 6.2. Actions other than by the Corporation.
     The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the Corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that the person reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in the best interests of the Corporation or that the person had reasonable cause to believe that the person’s conduct was not unlawful.
Section 6.3. Actions by or in the right of the Corporation.
     The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of that action, if such person acted in good faith, in a manner such person believed to be in the best interests of the Corporation and its shareholders. No indemnification shall be made under this Section 6.3 for the following:
     (a) With respect to any claim, issue or matter as to which such person has been adjudged to be liable to the Corporation in the performance of such person’s duty to the Corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine;
     (b) Of amounts paid in settling or otherwise disposing of a pending action without court approval; and
     (c) Of expenses incurred in defending a pending action that is settled or otherwise disposed of without court approval.
Section 6.4. Successful Defense by Agent.
     To the extent that an agent of the Corporation has been successful on the merits in defense of any proceeding referred to in Section 6.2 or 6.3 hereof, or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.
Section 6.5. Required Approval.
     Except as provided in Section 6.4 of this Article VI, any indemnification under this Article VI shall be made by the Corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 6.2 and 6.3 of this Article VI by any one of the following:
     (a) A majority vote of a quorum consisting of directors who are not parties to such proceeding.
     (b) If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion.
     (c) The affirmative vote of a majority of the shares of the Corporation entitled to vote represented at a duly held meeting at which a quorum is present or by written consent pursuant to Section 2.10 of these Bylaws.
     (d) The court in which the proceeding is or was pending upon application made by the Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney or other person is opposed by the Corporation.
Section 6.6. Advance of Expenses.
     Expenses incurred in defending any proceeding may be advanced by the Corporation before the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amounts if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Article VI.
Section 6.7. Other Contractual Rights.
     The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders, or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the Articles of Incorporation of the Corporation. Nothing contained in this section shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.
Section 6.8. Limitations.
     No indemnification or advance shall be made under this Article VI, except as provided in Section 6.4 or subdivision (d) of Section 6.5 hereof, in any circumstance if it appears:
     (a) That it would be inconsistent with a provision of the Articles of Incorporation, Bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or
     (b) That it would be inconsistent with any condition expressly imposed by a court in approving settlement.

Section 6.9. Insurance.
     The Corporation may purchase and maintain insurance on behalf of any agent of the Corporation insuring against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such, whether or not the Corporation would have the power to indemnify the agent against that liability under the provisions of this Article VI. Notwithstanding the foregoing, if the Corporation owns all or a portion of the shares of the company issuing the policy of insurance, the insuring company and/or the policy shall meet the conditions set forth in Section 317(i) of the California General Corporation Law.
Section 6.10. Fiduciaries of Corporate Employee Benefit Plan.
     This Article VI does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person’s capacity as such, even though that person may also be an agent of the Corporation. The Corporation shall have the power to indemnify, and to purchase and maintain insurance on behalf of any such trustee, investment manager, or other fiduciary of any benefit plan for any or all of the directors, officers, and employees of the Corporation or any of its subsidiary or affiliated corporations.
Section 6.11. Survival of Rights.
     The rights provided by this Article VI shall continue for a person who has ceased to be an agent, and shall inure to the benefit of the heirs, executors, and administrators of such person.
Section 6.12. Effect of Amendment.
     Any amendment, repeal, or modification of this Article VI shall not adversely affect an agent’s right or protection existing at the time of such amendment, repeal, or modification.
Section 6.13. Settlement of Claims.
     The Corporation shall not be liable to indemnify any agent under this Article VI for (a) any amounts paid in settlement of any action or claim effected without the Corporation’s written consent, or, (b) any judicial award, if the Corporation was not given a reasonable and timely opportunity to participate, at its expense, in defense of such action.
Section 6.14. Subrogation.
     In the event of payment under this Article VI, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents as maybe necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 6.15. No Duplication of Payments.
     The Corporation shall not be liable under this Article VI to make any payment in connection with any claim made against the agent to the extent the agent has otherwise actually received payment, whether under a policy of insurance, agreement, vote, or otherwise, of the amounts otherwise indemnifiable under this Article VI.
ARTICLE VII — MISCELLANEOUS
Section 7.1. Record Date.
     (a) The Board may fix in advance a record date for the determination of the shareholders entitled to notice of any meeting, to notice of any action, to vote on any matter, to receive any reports, to receive payment of any dividend, to receive any other distribution or allotment of rights, or to exercise rights in respect of any other lawful action. When a record date is so fixed, only shareholders of record on that date are entitled to any of the foregoing shareholder entitlements.
     (b) In the case of a meeting of shareholders, the record date so fixed shall be not more than sixty (60) days nor less than ten (10) days prior to the date of the meeting. In the case of any other action, the record date so fixed shall be not more than sixty (60) days prior to the date of such action.
     (c) The fixing of a record date for a shareholders’ meeting also determines the rights of shareholders at an adjourned meeting, unless the Board fixes a new record date for the adjourned meeting. The Board shall fix a new record date if the meeting is adjourned for more than forty-five (45) days.
     (d) If no record date is fixed: (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; (ii) the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given; (iii) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts a resolution relating thereto or the 60th day prior to the date of such other action, whichever is later.
     (e) Only shareholders of record on the Corporation’s books at the close of business on the record date shall be entitled to any of the notice and voting rights listed in subsection (a) of this Section 7.1 notwithstanding any transfer of shares on the Corporation’s books, after the record date, except as required by law.
Section 7.2. Notice to Shareholders.

     Whenever any notice or report to shareholders is required to be given, such notice shall be given or sent in the manner provided in Section 2.4 hereof.
Section 7.3. Maintenance and Inspection of Share Register.
     The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.
     A shareholder or shareholders of the Corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the Corporation may (i) inspect and copy the records of the shareholders’ names and addresses and shareholdings during usual business hours on five days prior written demand on the Corporation, and (ii) obtain from the transfer agent of the Corporation, on written demand and on the tender of such transfer agent’s usual charges for such list, a list of the shareholders’ names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder subsequent to the date of demand. This list shall be made available to any such shareholder by the transfer agent on or before the later of five (5) business days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled. The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate at any time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or holder of a voting trust certificate. Any inspection and copying under this Section 7.3 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.
Section 7.4. Inspection of Bylaws.
     The Corporation shall keep at its principal executive office the original or a copy of these Bylaws as amended to date, which copy shall be open to inspection by shareholders at reasonable times during office hours. If it should ever occur that the principal executive office is outside of California and the Corporation has no principal business office in California, the Corporation shall, upon the written request of any shareholder, furnish such shareholder with a copy of these Bylaws as amended to date.
Section 7.5. Maintenance and Inspection of Other Corporate Records.
     The accounting books and records and minutes of proceedings of the shareholders and the Board and any committee or committees of the Board shall be kept at such place or places designated by the Board, or, in the absence of such designation, at the principal executive office of the Corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in another form capable of being converted into clearly legible tangible form or in any combination of the foregoing. When minutes and other books and records are kept in a form capable of being converted into clearly legible paper form, the clearly legible paper form into which those minutes and other books and records are converted shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper record of the same information would have been, provided, that the paper form accurately portrays the record. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the Corporation.
Section 7.6. Annual Report to Shareholders.
     (a) The Board shall cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal year and at least fifteen (15) days (or, if sent by third-class mail, thirty-five (35) days) prior to the meeting of shareholders to be held during the ensuing fiscal year. Such report shall contain the information required by Section 1501 of the California General Corporation Law.
     (b) Effective for any time when the Corporation shall have less than one hundred (100) shareholders of record, the requirement for sending annual reports to the shareholders is hereby expressly waived, but nothing herein shall be interpreted as prohibiting the Board from issuing annual or other periodic reports to the shareholders of the Corporation as it considers appropriate.
Section 7.7. Financial Statements.
     A copy of any annual Financial statement and any income statement of the Corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the Corporation as of the end of each such period, that has been prepared by the Corporation shall be kept on file in the principal executive office of the Corporation for twelve (12) months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.
     If a shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the Corporation makes a written request to the Corporation for an income statement of the Corporation for the three-month, six-month or nine-month period of the then current fiscal year ended more than thirty (30) days before the date of the request, and a balance sheet of the Corporation as of the end of that period, the Chief Financial Officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty (30) days after the receipt of the request. If the Corporation has not sent to the shareholder its annual report for the last fiscal year, this report shall likewise be delivered or mailed to the shareholder or shareholders within thirty (30) days after the request.
     The Corporation shall also, on the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual, or quarterly income statement which it has prepared, and a balance sheet as of the end of that period.
     The quarterly income statements and balance sheets referred to in this Section 7.7 shall be accompanied by the report, if any, of any independent accountants engaged by the Corporation or the certificate of an authorized officer of the Corporation that the financial statements were prepared without audit from the books and records of the Corporation.
Section 7.8. Annual Statement of General Information.
     (a) Every year, the Corporation shall, during the period which shall be the calendar month during which its original Articles of Incorporation were filed and the immediately preceding five calendar months, file with the Secretary of State of the State of California, on the prescribed form, a statement setting forth the authorized number of directors, the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the Chief Executive Officer, Secretary, and Chief Financial Officer, the street address of its principal executive office or principal business office in this state, and the general type of business constituting the principal business activity of the Corporation, together with a designation of the agent of the Corporation for the purpose of service of process, all in compliance with Section 1502 of the California General Corporation Law.
     (b) Notwithstanding the provisions of paragraph (a) of this Section 7.8, if there has been no change in the information contained in the Corporation’s last annual statement on file in the Secretary of State’s office, the Corporation may, in lieu of filing the annual statement described in paragraph (a) of this Section 7.8, advise the Secretary of State, on the appropriate form, that no changes in the required information have occurred during the applicable period.
Section 7.9. Certificates of Stock.
     (a) Every holder of shares of the Corporation shall be entitled to certificates certifying the number of shares owned by the shareholder and the class or series of such shares. Each certificate shall be signed in the name of the Corporation by (i) the Chairman or Vice Chairman of the Board, the President or a Vice President, and by (ii) the Chief Financial Officer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any of the signatures on the certificate may be facsimile. If any officer, transfer agent or registrar whose signature appears on the certificate shall cease to be such an officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such person continued to be an officer, transfer agent or registrar at the date of issue.
     (b) Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board may lawfully provide; provided, however, that on any certificate issued to represent any partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

     (c) Except as provided in this Section 7.9, no new certificate for shares shall be issued in lieu of an old one unless the old certificate is surrendered and canceled at the same time. The Corporation may, however, in case any certificate is alleged to have been lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof; and the Corporation may require that it be given a bond or other adequate security sufficient to indemnify the Corporation against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.
     (d) Prior to due presentation of transfers for registration in the stock transfer book of the Corporation, the registered owner of shares shall be treated as the person exclusively entitled to vote, to receive notice, and to exercise all other rights and receive all other entitlements of shareholders, except as may be provided otherwise by California law.
Section 7.10. Execution of Written Instruments.
     As used in these Bylaws, the term “written instruments” includes without limitation any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance, and any assignment or endorsement of the foregoing. All written instruments shall be binding upon the Corporation if signed on its behalf by the Chief Executive Officer or if signed in such other manner as may be authorized by the Board, or within the agency power of the officer executing it, so long as the party seeking to enforce such obligations had no actual knowledge that the signing officer was without authority to execute such written instrument.
Section 7.11. Representation of Shares of Other Corporations.
     The Chairman of the Board, President, any Vice President, the Secretary, the Chief Financial Officer and such other officers as the Board may designate by resolution are each authorized to exercise on behalf of the Corporation all rights incident to shares of any other corporation standing in the name of the Corporation.
Section 7.12. Certain Corporation Loans and Guaranties.
     If the Corporation has outstanding shares held of record by one hundred (100) or more persons on the date of approval by the Board, the Corporation may make loans of money or property to, or guarantee the obligations of, any officer of the Corporation or its parent or any subsidiary, whether or not a director of the Corporation or its parent or any subsidiary, or adopt an employee benefit plan or plans authorizing such loans or guaranties, upon the approval of the Board alone, by a vote sufficient without counting the vote of any interested director or directors, if the Board determines that such a loan or guaranty or plan may reasonably by expected to benefit the Corporation.
Section 7.13. Construction.
     Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the General Provisions of the California General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular includes the plural, plural number includes the singular, and the term “person” includes both a corporation and a natural person.
Section 7.14. Amendment of These Bylaws.
     These Bylaws may be altered, amended or repealed by the affirmative vote or written consent of holders of a majority of the outstanding shares entitled to vote. Subject to the rights of the shareholders to adopt, amend or repeal bylaws, bylaws may be adopted, amended or repealed by the Board; provided, however, that adoption, amendment or repeal of the bylaw changing the authorized number of directors requires the approval of holders of a majority of the total outstanding shares entitled to vote.